Exhibit 99.1
Wyndham Worldwide Reports Strong Third Quarter 2007 Results
•	Delivers Double-Digit Top- and Bottom-Line Growth for Quarter

•	Announces a $455 Million Vacation Ownership Receivables Securitization

•	Renews and Upsizes Vacation Ownership Receivables Conduit Facility to $1.2 Billion

•	Affirms 2007 Guidance and Provides Preliminary 2008 Outlook
PARSIPPANY, N.J. (October 31, 2007) — Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended September 30, 2007.
Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items, or reflect pro forma adjustments, related to the Company’s spin-off effective July 31, 2006. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. Non-GAAP measures are indicated as “Adjusted.” A complete reconciliation of reported GAAP results to the comparable Adjusted information appears in the financial tables section of this press release.
HIGHLIGHTS:
•	Revenues for the third quarter of 2007 increased to over $1.2 billion, up 16% compared to the third quarter of 2006

•	Net income for the third quarter of 2007 increased 27% to $117 million, or $0.65 per diluted share, compared to third quarter 2006 net income of $92 million, or $0.45 per diluted share

•	Adjusted net income for the third quarter of 2007 increased 17% to $134 million, or $0.75 per diluted share, compared to third quarter 2006 Adjusted net income of $115 million, or $0.56 per diluted share

•	Vacation Ownership continued to post strong results for the third quarter of 2007, with revenues and gross vacation ownership sales increasing 22% and 15%, respectively, compared to the third quarter of 2006

•	Comparable revenue per available room (RevPAR) in the third quarter of 2007 increased 6.2% compared to the third quarter of 2006 and system-wide RevPAR increased 5.6% from the prior year period

•	Hotel pipeline was over 104,000 rooms as of September 30, 2007

•	Average number of vacation exchange members increased 5% in the third quarter of 2007 compared to the third quarter of 2006

•	Average net price per vacation rental increased 14% in the third quarter of 2007 compared to the third quarter of 2006, or 7% excluding the favorable effect of currency translations

•	Wyndham Worldwide repurchased approximately 560,000 shares of stock during the third quarter of 2007 at an average price of $31.08. At September 30, 2007, approximately $187 million remained under the Company’s previously announced share repurchase program.

•	The Company announced that $455 million of insured investment grade asset-backed notes are expected to be issued by Sierra Timeshare 2007-2 Receivables Funding, LLC, an indirect subsidiary of Wyndham Vacation Ownership

•	The Company announced that its asset-backed commercial paper facility, Sierra Timeshare Conduit Receivables Funding, was renewed through October 2008 and upsized to $1.2 billion.
“Wyndham Worldwide continues to perform well despite the uncertainties in the macroeconomic environment, demonstrating our strong portfolio of brands and the resilience of our model, which is focused on the leisure traveler,” said Stephen P. Holmes, Wyndham Worldwide chairman and chief executive officer. “Our businesses are positioned to take advantage of favorable demographics as the baby-boomer generation begins to retire and spends more time on leisure travel. We look forward to a strong finish in 2007 and continued growth in 2008.”
The Company also announced that Kenneth N. May, President and Chief Executive Officer of Wyndham’s Vacation Exchange and Rentals (Group RCI) business unit, will leave the Company effective November 2, 2007 to pursue new interests.
Mr. Holmes said, “Ken has been an integral part of shaping the vision for Group RCI, and I thank him for his many valuable contributions and wish him all the best. As we search for his successor, we will be looking at candidates who have strong and deep experience in global operations, relationship management, and online distribution and marketing, in order to best execute on that vision and drive results.”
THIRD QUARTER 2007 OPERATING RESULTS
Revenues for the third quarter of 2007 were $1.2 billion, up 16% over the same period in 2006, reflecting strong organic growth.
Net income for the third quarter of 2007 was $117 million or $0.65 diluted earnings per share, compared to $92 million or $0.45 diluted earnings per share for the third quarter of 2006.
Net income for the third quarter of 2007 includes $2 million after-tax of separation and related costs associated with Wyndham Worldwide’s spin-off from Cendant Corporation (now Avis Budget Group) and $15 million of an after-tax net charge from the resolution of and adjustments to certain legacy items primarily related to a previously disclosed increase in the legacy litigation reserve. Excluding these items, Adjusted net income for the third quarter of 2007 was $134 million, or $0.75 diluted earnings per share.
Third quarter 2006 included $43 million after-tax of separation and related costs and a $15 million tax benefit related to refinements of the Company’s 2005 state effective tax rates. Excluding these items and including $5 million after-tax of estimated incremental stand-alone costs (assuming Wyndham Worldwide had been a stand-alone, public company in July 2006), Adjusted net income for the third quarter of 2006 was $115 million, or $0.56 diluted earnings per share.
BUSINESS UNIT RESULTS
Lodging (Wyndham Hotel Group)
Revenues increased 12% to $211 million in the third quarter of 2007 compared with the third quarter of 2006, reflecting increased property management reimbursable revenues and strong RevPAR gains both domestically and internationally. Comparable RevPAR increased 6.2% in the third quarter of 2007 and system-wide RevPAR increased 5.6% from the prior year period.
Property management reimbursable revenues were $26 million and marketing/reservation revenues, including TripRewards revenues, were $85 million; these items contribute little, if any, margin. Lodging

EBITDA grew to $70 million compared to $67 million in the third quarter of 2006, which included $1 million of separation and related costs.
As of September 30, 2007, the Company’s hotel system consisted of 540,900 rooms and 6,460 properties with a development pipeline of over 104,000 rooms and approximately 940 hotels, of which 45% were new construction and 30% were international.
Vacation Exchange and Rentals (Group RCI)
Revenues increased to $336 million in the third quarter of 2007, an 8% increase compared with the third quarter of 2006, reflecting growth in both vacation exchange and vacation rentals as well as favorable currency translations. Excluding the favorable effect of currency translations of $14 million, revenues grew 4% compared to the third quarter of 2006.
Vacation exchange revenues were $116 million, a 4% increase compared to the third quarter of 2006, primarily driven by a 5% increase in the average number of members.
Vacation rentals revenues were $182 million, up 16% compared to the third quarter of 2006, or up 8% excluding the favorable effect of currency translations. These results reflected a 14% increase in the average net price per vacation rental and a 1% increase in rental transactions.
Other ancillary revenues generated primarily from additional products and services provided to affiliates and members were $38 million in the third quarter of 2007 compared with $40 million in the third quarter of 2006.
Third quarter 2007 EBITDA was $103 million, compared to third quarter 2006 EBITDA of $97 million, which included $1 million of separation and related costs. Excluding the favorable effect of currency translations of $7 million during 2007 and the separation and related costs during 2006, Adjusted EBITDA was down $2 million compared to the third quarter of 2006. Third quarter 2007 EBITDA included marginally higher costs consistent with increased rentals, severance expense, and incremental investment in information technology infrastructure.
Vacation Ownership (Wyndham Vacation Ownership)
Revenues increased 22% to $671 million in the third quarter of 2007 compared with the third quarter of 2006 reflecting continued success in marketing and sales.
Gross Vacation Ownership Interest sales were $552 million for the third quarter of 2007, up 15% compared to the third quarter of 2006, driven by marketing efforts resulting in 6% growth in tour flow and an 8% increase in volume per guest from strong performance by our sales force and continued strength in transaction pricing. Results continue to reflect the strength of our marketing, sales and new locations added in the second half of 2006.
Consumer finance revenues increased 21% for the third quarter of 2007 compared to the third quarter of 2006 reflecting continued Vacation Ownership sales growth.
EBITDA for the third quarter of 2007 increased 32% to $116 million, which includes $1 million of separation and related costs, compared to $88 million in the third quarter of 2006, which also included $1 million of separation and related costs. Third quarter 2007 EBITDA also reflects a $7 million pre-tax gain on the sale of certain vacation ownership properties that were no longer consistent with the Company’s development plans.
On October 24, 2007, the Company priced a term securitization transaction involving the issuance of $455 million of insured investment grade asset-backed notes by Sierra Timeshare 2007-2 Receivables Funding, LLC, an indirect subsidiary of Wyndham Vacation Ownership. The notes are backed by vacation ownership receivables originated by subsidiaries of Wyndham Vacation Ownership. The transaction is expected to close on or about November 1, 2007.
Other Items
Interest expense for the third quarter of 2007 was $20 million, an increase of $3 million from the third quarter of 2006. This increase is primarily due to higher average borrowings primarily due to differences in the Company’s capital structure since the spin-off. Interest income for the quarter was $4 million, a $1 million decrease from the third quarter of 2006, primarily due to differences in the Company’s capital structure since the spin-off. Depreciation and amortization rose $6 million to $43 million.
Balance Sheet Information as of September 30, 2007:
•	Cash and cash equivalents of approximately $230 million compared to approximately $270 million at December 31, 2006

•	Vacation ownership and other inventory of approximately $1.1 billion compared to approximately $955 million at December 31, 2006

•	Vacation ownership contract receivables, net, of $2.8 billion compared to $2.4 billion at December 31, 2006

•	Securitized vacation ownership debt of $1.9 billion compared to $1.5 billion at December 31, 2006

•	Other debt of $1.5 billion, compared to $1.4 billion at December 31, 2006
A schedule of debt is included in the financial tables section of this press release.
Share Repurchase
The Company repurchased 560,000 shares of stock during the third quarter of 2007 at an average price of $31.08 and an additional 235,000 shares at an average price of $32.69 through October 30, 2007.
Outlook and Guidance
“We are confident, based on Wyndham Worldwide’s third quarter performance, that 2007 full year results will be within the upper end of our plan of $4,340 — $4,480 million in revenues and full year Adjusted EPS of $2.02 — $2.13,” said Mr. Holmes.
“We anticipate fourth quarter Adjusted EPS of $0.44 — $0.46, excluding separation and related costs and legacy matters, based on weighted average shares of approximately 180 million.” Mr. Holmes noted that the Company’s expectations for the fourth quarter assumes approximately $25 million in deferred vacation ownership revenue, or $0.04 per share, that will be recognized in future quarters.
Looking ahead to 2008, management provided preliminary guidance for the full-year 2008:
Revenues of approximately $4.8 — $4.9 billion
EBITDA, excluding legacy matters, of approximately $920 — $945 million.
Conference Call Information
Wyndham Worldwide Corporation will provide a webcast of its conference call to discuss the Company’s third quarter 2007 financial results on Wednesday, October 31, 2007 at 9 a.m. EDT. Listeners may access the webcast live through the Company’s Web site at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the Web site for approximately 90 days beginning at noon EDT on October 31. The conference call also may be accessed by dialing (517) 308-9108 and providing the pass code “Wyndham.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available at (203) 369-0724 beginning at noon EDT on October 31 until 5 p.m. EDT on November 5.
About Wyndham Worldwide
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses almost 6,500 franchised hotels and almost 541,000 hotel rooms worldwide. Group RCI offers its more than 3.4 million members access to over 60,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of approximately 140 vacation ownership resorts serving over 800,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs more than 30,000 employees globally.
For more information about Wyndham Worldwide, please visit the Company’s web site at www.wyndhamworldwide.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to trends for the Company’s revenues, earnings and related financial and operating measures, the number of hotels the Company intends to add in future periods and the closing of its term securitization transaction.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward looking statements include general economic conditions, the performance of the financial markets, the economic environment for the hospitality industry, the impact of war and terrorist activity, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those in the Company’s Annual Report on Form 10-K, filed with the SEC on March 7, 2007. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
It is not practical to provide a reconciliation of forecasted Adjusted EBITDA for the full years 2007 and 2008 to the most directly comparable GAAP measure, net income, because certain items cannot be reasonably estimated or predicted at this time. Any of those items could be significant to our financial results.
# # #

Investor contact:	Press contact:

Margo C. Happer	Betsy O’Rourke
Senior Vice President, Investor Relations	Senior Vice President, Marketing and Communications
Wyndham Worldwide Corporation	Wyndham Worldwide Corporation
(973) 753-6472	(973) 753-7422
Margo.Happer@wyndhamworldwide.com	Betsy.O’Rourke@wyndhamworldwide.com

Table 1
Wyndham Worldwide Corporation
OPERATING RESULTS OF REPORTABLE SEGMENTS
(In millions)
In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA,” which is defined as net income before depreciation and amortization, interest expense (excluding interest on securitized vacation ownership debt), interest income, income taxes and cumulative effect of accounting change, net of tax, each of which is presented on the Company’s Consolidated and Combined Statements of Income. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.
The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income for the three and nine months ended September 30, 2007 and 2006:

	Three Months Ended September 30,
	2007		2006
	Net Revenues	EBITDA (c)	Net Revenues	EBITDA (c)
Lodging	$211	$70	$189	$67
Vacation Exchange and Rentals	336	103	310	97
Vacation Ownership	671	116	551	88

Total Reportable Segments	1,218	289	1,050	252
Corporate and Other (a) (b)	(2)	(41)	(3)	(76)

Total Company	$1,216	$248	$1,047	$176

Reconciliation of EBITDA to Net Income

EBITDA		$248		$176
Depreciation and amortization		43		37
Interest expense		20		17
Interest income		(4)		(5)

Income before income taxes		189		127
Provision for income taxes		72		35

Net income		$117		$92

	Nine Months Ended September 30,
	2007		2006
	Net Revenues	EBITDA (d)	Net Revenues	EBITDA (d)
Lodging	$549	$174	$509	$162
Vacation Exchange and Rentals	937	237	853	206
Vacation Ownership	1,849	279	1,514	236

Total Reportable Segments	3,335	690	2,876	604
Corporate and Other (a) (b)	(7)	(40)	(4)	(81)

Total Company	$3,328	$650	$2,872	$523

Reconciliation of EBITDA to Net Income

EBITDA		$650		$523
Depreciation and amortization		122		107
Interest expense		55		50
Interest income		(9)		(30)

Income before income taxes		482		396
Provision for income taxes		184		137

Income before cumulative effect of accounting change		298		259
Cumulative effect of accounting change, net of tax		—		(65)

Net income		$298		$194

(a)	Includes the elimination of transactions between segments; excludes incremental stand alone company costs through July 31, 2006.

(b)	Includes $25 million of a net expense and $5 million of a net benefit related to the resolution of and adjustment to certain contingent liabilities and assets during the three and nine months ended September 30, 2007, respectively.

(c)	Includes separation and related costs of $1 million and $2 million for Vacation Ownership and Corporate and Other, respectively, during the three months ended September 30, 2007 and $1 million, $1 million, $1 million and $65 million for Lodging, Vacation Exchange and Rentals, Vacation Ownership and Corporate and Other, respectively, during the three months ended September 30, 2006.

(d)	Includes separation and related costs of $9 million and $7 million for Vacation Ownership and Corporate and Other, respectively, during the nine months ended September 30, 2007 and $1 million, $3 million, $3 million and $69 million for Lodging, Vacation Exchange and Rentals, Vacation Ownership and Corporate and Other, respectively, during the nine months ended September 30, 2006.

Table 2
Wyndham Worldwide Corporation
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net revenues
Vacation ownership interest sales	$467	$396	$1,283	$1,081
Service fees and membership	442	392	1,232	1,088
Franchise fees	155	146	406	389
Consumer financing	93	77	261	211
Other	59	36	146	103

Net revenues	1,216	1,047	3,328	2,872

Expenses
Operating	469	382	1,323	1,083
Cost of vacation ownership interests	101	92	296	239
Marketing and reservation	229	198	632	566
General and administrative (a)	174	131	419	385
Separation and related costs (b)	3	68	16	76
Depreciation and amortization	43	37	122	107

Total expenses	1,019	908	2,808	2,456

Operating income	197	139	520	416
Other income, net	(8)	—	(8)	—
Interest expense	20	17	55	50
Interest income	(4)	(5)	(9)	(30)

Income before income taxes	189	127	482	396
Provision for income taxes	72	35	184	137

Income before cumulative effect of accounting change	117	92	298	259
Cumulative effect of accounting change, net of tax (c)	—	—	—	(65)

Net income	$117	$92	$298	$194

Earnings per share
Basic
Income before cumulative effect of accounting change	$0.65	$0.46	$1.63	$1.29
Cumulative effect of accounting change, net of tax	—	—	—	(0.32)

Net income	$0.65	$0.46	$1.63	$0.97

Diluted
Income before cumulative effect of accounting change	$0.65	$0.45	$1.62	$1.29
Cumulative effect of accounting change, net of tax	—	—	—	(0.32)

Net income	$0.65	$0.45	$1.62	$0.97

Weighted average shares outstanding
Basic	179	200	183	200
Diluted	180	203	184	201

(a)	Includes $25 million of a net expense and $5 million of a net benefit related to the resolution of and adjustment to certain contingent liabilities and assets during the three and nine months ended September 30, 2007, respectively.

(b)	Represents costs that the Company incurred in connection with the execution of its separation from its former parent, Cendant (now Avis Budget Group, Inc.). Such amounts, net of tax, were $2 million and $43 million during the three months ended September 30, 2007 and 2006, respectively, and $10 million and $47 million during the nine months ended September 30, 2007 and 2006, respectively.

(c)	Represents non-cash charges to reflect the cumulative effect of adopting Statement of Financial Accounting Standards No. 152, ‘‘Accounting for Real Estate Time-Sharing Transactions,’’ on January 1, 2006.

Table 3
(1 of 2)
Wyndham Worldwide Corporation
OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Rooms (b)	2007	539,300	541,700	540,900	N/A	N/A
	2006	525,500	535,900	533,700	543,200	N/A
	2005	519,300	516,000	512,000	532,700	N/A
	2004	515,700	514,500	509,600	521,200	N/A

Weighted Average Rooms Available	2007	529,700	530,700	529,800	N/A	N/A
	2006	520,600	531,000	529,200	529,900	527,700
	2005	517,400	512,000	511,500	535,100	519,000
	2004	512,000	510,700	507,300	503,000	508,200

RevPAR	2007	$31.35	$38.35	$43.10	N/A	N/A
	2006	$30.45	$36.97	$40.82	$31.41	$34.95
	2005	$25.53	$31.91	$36.86	$29.72	$31.00
	2004	$22.50	$29.08	$34.04	$24.53	$27.55

Royalty, Marketing and Reservation Revenues (in 000s)	2007	$105,426	$129,453	$146,290	N/A	N/A
	2006	$102,741	$125,409	$138,383	$104,505	$471,039
	2005	$84,704	$104,281	$119,829	$99,804	$408,620
	2004	$77,830	$97,959	$112,765	$82,502	$371,058

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2007	3,474	3,506	3,538	N/A	N/A
	2006	3,292	3,327	3,374	3,429	3,356
	2005	3,148	3,185	3,233	3,271	3,209
	2004	2,995	3,031	3,074	3,116	3,054

Annual Dues and Exchange Revenue Per Member	2007	$155.60	$132.33	$131.38	N/A	N/A
	2006	$152.10	$130.37	$132.31	$128.13	$135.62
	2005	$159.12	$134.98	$125.64	$124.05	$135.76
	2004	$159.55	$132.51	$123.55	$124.43	$134.82

Vacation Rental Transactions (in 000s)	2007	398	326	360	N/A	N/A
	2006	385	310	356	293	1,344
	2005	367	311	344	278	1,300
	2004	309	246	295	253	1,104

Average Net Price Per Vacation Rental	2007	$349.73	$415.71	$506.78	N/A	N/A
	2006	$312.51	$374.91	$442.75	$356.16	$370.93
	2005	$331.37	$363.14	$412.66	$325.62	$359.27
	2004	$279.46	$333.76	$368.79	$337.42	$328.77

Vacation Ownership
Gross Vacation Ownership Interest Sales (in 000s)	2007	$430,000	$523,000	$552,000	N/A	N/A
	2006	$357,000	$434,000	$482,000	$469,000	$1,743,000
	2005	$281,000	$354,000	$401,000	$360,000	$1,396,000
	2004	$274,000	$315,000	$361,000	$304,000	$1,254,000

Tours	2007	240,000	304,000	332,000	N/A	N/A
	2006	208,000	273,000	312,000	254,000	1,046,000
	2005	195,000	250,000	272,000	217,000	934,000
	2004	181,000	227,000	246,000	205,000	859,000

Volume Per Guest (VPG)	2007	$1,607	$1,596	$1,545	N/A	N/A
	2006	$1,475	$1,426	$1,434	$1,623	$1,486
	2005	$1,349	$1,284	$1,349	$1,507	$1,368
	2004	$1,303	$1,253	$1,273	$1,327	$1,287

Note: Full year amounts may not foot across due to rounding.

(a)	Quarterly drivers in the Lodging segment include the acquisitions of Ramada International (December 2004), Wyndham Hotels and Resorts (October 2005) and Baymont Inn & Suites (April 2006) from their acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Numbers include affiliated rooms from the fourth quarter of 2006 forward.

Table 3
(2 of 2)
Wyndham Worldwide Corporation
OPERATING STATISTICS
GLOSSARY OF TERMS
Lodging
Number of Rooms: Represents the number of rooms at lodging properties under franchise and/or management agreements at the end of the period.
Weighted Average Rooms Available: Represents the weighted average number of hotel rooms available for rental during the period.
Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.
Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.
RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR.
Royalty, Marketing and Reservation Revenues: Royalty, marketing and reservation revenues are typically based on a percentage of the gross room revenues of each franchised hotel. Royalty revenue is generally a fee charged to each franchised hotel for the use of one of our trade names, while marketing and reservation revenues are fees that we collect and are contractually obligated to spend to support marketing and reservation activities. Marketing and reservation fees are also included in the above table within marketing, reservation and TripRewards revenues.
Vacation Exchange and Rentals
Average Number of Members: Represents members in our vacation exchange programs who pay annual membership dues. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related products and services.
Annual Dues and Exchange Revenue Per Member: Represents total revenues from annual membership dues and exchange fees generated for the period divided by the average number of vacation exchange members during the year.
Vacation Rental Transactions: Represents the gross number of transactions that are generated in connection with customers booking their vacation rental stays through us. In our European vacation rentals businesses, one rental transaction is recorded each time a standard one-week rental is booked; however, in the United States, one rental transaction is recorded each time a vacation rental stay is booked, regardless of whether it is less than or more than one week.
Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers divided by the number of rental transactions.
Vacation Ownership
Gross Vacation Ownership Interest Sales: Represents gross sales of vacation ownership interests (including tele-sales upgrades, which are a component of upgrade sales) before deferred sales and loan loss provisions.
Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.
Volume per Guest (VPG): Represents revenue per guest and is calculated by dividing the gross vacation ownership interest sales, excluding tele-sales upgrades, which are a component of upgrade sales, by the number of tours.

Table 4
Wyndham Worldwide Corporation
ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Properties (b)	2007	6,450	6,460	6,460	N/A	N/A
	2006	6,300	6,440	6,420	6,470	N/A
	2005	6,400	6,380	6,350	6,350	N/A
	2004	6,380	6,390	6,350	6,400	N/A

Marketing, Reservation and TripRewards Revenues (in 000s) (c)	2007	$61,369	$74,575	$84,820	N/A	N/A
	2006	$58,572	$70,931	$78,856	$61,135	$269,495
	2005	$45,066	$56,558	$65,812	$58,053	$225,491
	2004	$39,092	$50,181	$57,485	$43,284	$190,044

Property Management Reimbursable Revenue (in 000s) (d)	2007	$15,624	$22,338	$25,612	N/A	N/A
	2006	$15,732	$19,935	$17,210	$16,263	$69,142
	2005	$—	$—	$—	$17,291	$17,291
	2004	$—	$—	$—	$—	$—

Note: Full year amounts may not foot across due to rounding.

(a)	Information includes the acquisitions of Ramada International (December 2004), Wyndham Hotels and Resorts (October 2005) and Baymont Inn & Suites (April 2006) from their acquisition dates forward. Therefore, the data is not presented on a comparable basis.

(b)	Numbers include affiliated hotels from the fourth quarter of 2006 forward.

(c)	Marketing and reservation revenues represent fees we receive from franchisees that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system for the respective franchisees. These fees are typically based on a percentage of the gross room revenues of each franchised hotel. Marketing and reservation fees are also included in the above table within royalty, marketing and reservation revenues. TripRewards revenues represent fees we receive from the franchisees relating to our loyalty program.

(d)	Primarily represents payroll costs in our hotel management business that we incur and pay on behalf of property owners and for which we are reimbursed by the property owners.

Table 5
Wyndham Worldwide Corporation
SCHEDULE OF DEBT
(In millions)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006
Securitized vacation ownership debt
Term notes	$1,148	$1,322	$887	$838	$967
Bank conduit facility (a)	777	491	826	625	371

Securitized vacation ownership debt (b)	1,925	1,813	1,713	1,463	1,338
Less: Current portion of securitized vacation ownership debt	304	242	231	178	213

Long-term securitized vacation ownership debt	$1,621	$1,571	$1,482	$1,285	$1,125

Debt:
6.00% Senior unsecured notes (due December 2016) (c)	$797	$797	$796	$796	$—
Revolving credit facility (due July 2011) (d)	133	215	48	—	150
Interim loan facility (due July 2007)	—	—	—	—	350
Term loan (due July 2011)	300	300	300	300	300
Bank borrowings:
Vacation ownership	148	130	112	103	113
Vacation rentals (e)	—	—	—	73	70
Vacation rentals capital leases	153	147	147	148	144
Other	14	14	16	17	37

Total debt	1,545	1,603	1,419	1,437	1,164
Less: Current portion of debt	159	140	123	115	143

Long-term debt	$1,386	$1,463	$1,296	$1,322	$1,021

(a)	This 364-day vacation ownership bank conduit facility was renewed and upsized to $1,000 million on November 13, 2006. On October 31, 2007, the facility was renewed through October 2008 and upsized to $1,200 million.

(b)	This debt is collateralized by $2,428 million, $2,288 million, $2,198 million, $1,844 million and $1,718 million of underlying vacation ownership contract receivables and related assets at September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006 and September 30, 2006, respectively.

(c)	These notes represent $800 million aggregate principal less $3 million of original issue discount.

(d)	The Company’s revolving credit facility has a borrowing capacity of $900 million. At September 30, 2007, the Company has $48 million of outstanding letters of credit and a remaining borrowing capacity of $719 million.

(e)	The borrowings under this facility were repaid on January 31, 2007.

Table 6
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

	September 30, 2007
					Average
					Revenue Per
	Number of		Average	Average Daily	Available Room
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	75	20,585	65.3%	$110.47	$72.10

Wingate Inn	152	13,952	67.1%	$89.71	$60.18

Ramada	854	103,230	61.6%	$79.38	$48.91

Baymont	182	15,962	63.6%	$72.61	$46.16

AmeriHost Inn	39	2,754	58.4%	$70.99	$41.45

Days Inn	1,857	150,667	59.7%	$67.91	$40.57

Super 8	2,061	127,038	65.4%	$62.05	$40.60

Howard Johnson	465	44,422	53.9%	$69.40	$37.41

Travelodge	492	36,639	59.1%	$71.48	$42.27

Knights Inn	261	18,193	45.2%	$46.49	$21.01

Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	23	7,475	N/A	N/A	N/A

Total	6,461	540,917	60.9%	$70.77	$43.10

	September 30, 2006
					Average
					Revenue Per
	Number of		Average	Average Daily	Available Room
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	(RevPAR)

Wyndham Hotels and Resorts	89	24,241	70.1%	$106.15	$74.45

Wingate Inn	154	14,171	68.1%	$85.41	$58.14

Ramada	877	105,901	60.1%	$72.97	$43.87

Baymont	129	11,633	64.1%	$64.63	$41.45

AmeriHost Inn	107	7,495	60.3%	$65.65	$39.60

Days Inn	1,848	149,926	59.1%	$64.12	$37.86

Super 8	2,036	124,584	64.2%	$59.60	$38.28

Howard Johnson	456	42,041	53.5%	$68.49	$36.65

Travelodge	499	37,053	58.7%	$69.37	$40.70

Knights Inn	225	16,655	47.9%	$42.41	$20.30

Total	6,420	533,700	60.5%	$67.50	$40.82

NOTE: A glossary of terms is included in Table 3 (2 of 2).

(*)	Represents 1) affiliated properties for which we receive a fee for reservation services provided and 2) properties managed under the CHI Limited joint venture. These properties are not branded; as such, certain operating statistics (such as average occupancy rate, ADR and RevPAR) are not relevant. Ten of the managed properties are scheduled to be branded or cobranded as either Wyndham or Ramada during 2007 and 2008.

Table 7
(1 of 2)
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

	Three Months Ended
				Nine Months Ended
	March 31, 2007	June 30, 2007	September 30, 2007	September 30, 2007
Reported EBITDA	$192	$211	$248	$650
Separation and related costs (a)	6	7	3	16
Resolution of and adjustment to contingent liabilities and assets (b)	(13)	(17)	25	(5)

Adjusted EBITDA	$185	$201	$276	$661

Reported PreTax Income	$139	$154	$189	$482
Separation and related costs (a)	6	7	3	16
Resolution of and adjustment to contingent liabilities and assets (b)	(13)	(17)	25	(5)

Adjusted PreTax Income	$132	$144	$217	$493

Reported Tax Provision	$(53)	$(58)	$(72)	$(184)
Separation and related costs (c)	(2)	(3)	(1)	(6)
Resolution of and adjustment to contingent liabilities and assets (c)	4	6	(10)	1

Adjusted Tax Provision	$(51)	$(55)	$(83)	$(189)

Reported Net Income	$86	$96	$117	$298
Separation and related costs	4	4	2	10
Resolution of and adjustment to contingent liabilities and assets	(9)	(11)	15	(4)

Adjusted Net Income	$81	$89	$134	$304

Reported Diluted EPS	$0.45	$0.52	$0.65	$1.62
Separation and related costs	0.02	0.02	0.01	0.05
Resolution of and adjustment to contingent liabilities and assets	(0.05)	(0.06)	0.09	(0.02)

Adjusted Diluted EPS	$0.43	$0.49	$0.75	$1.65

Diluted Shares	190	183	180	184

Note: Amounts may not foot due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (now Avis Budget Group).

(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Relates to the tax effect of the adjustments.

Table 7
(2 of 2)
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

	Three Months Ended
				Nine Months Ended
	March 31, 2006	June 30, 2006	September 30, 2006	September 30, 2006
Reported EBITDA	$182	$166	$176	$523
Separation and related costs(a)	3	5	68	76
Incremental stand-alone costs(b)	(13)	(13)	(4)	(30)

Adjusted EBITDA	$172	$158	$240	$569

Reported Depreciation and Amortization	$(34)	$(36)	$(37)	$(107)
Incremental stand-alone costs(b)	(1)	(1)	—	(2)

Adjusted Depreciation and Amortization	$(35)	$(37)	$(37)	$(109)

Reported Interest Income/(Expense), Net	$2	$(11)	$(12)	$(20)
Incremental stand-alone costs(b)	(12)	(12)	(4)	(28)

Adjusted Interest Expense, Net	$(10)	$(23)	$(16)	$(48)

Reported PreTax Income	$150	$119	$127	$396
Separation and related costs(a)	3	5	68	76
Incremental stand-alone costs(b)	(26)	(26)	(8)	(60)

Adjusted PreTax Income	$127	$98	$187	$412

Reported Tax Provision	$(57)	$(44)	$(35)	$(137)
Separation and related costs(c)	(2)	(2)	(25)	(29)
Incremental stand-alone costs(c)	10	10	3	23
State tax rate adjustment(c) (d)	—	—	(15)	(15)

Adjusted Tax Provision	$(49)	$(36)	$(72)	$(158)

Reported Net Income	$28	$75	$92	$194
Cumulative effect of SFAS No. 152(e)	65	—	—	65

Reported Income before Cumulative Effect of SFAS No. 152	93	75	92	259

Separation and related costs	1	3	43	47
Incremental stand-alone costs	(16)	(16)	(5)	(37)
State tax rate adjustment	—	—	(15)	(15)

Adjusted Net Income	$78	$62	$115	$254

Reported Diluted EPS	$0.14	$0.37	$0.45	$0.97
Cumulative effect of SFAS No. 152	0.32	—	—	0.32

Reported Income before Cumulative Effect of SFAS No. 152	0.46	0.37	0.45	1.29

Separation and related costs	0.00	0.01	0.21	0.24
Incremental stand-alone costs	(0.08)	(0.08)	(0.02)	(0.18)
State tax rate adjustment	—	—	(0.07)	(0.08)

Adjusted Diluted EPS	$0.39	$0.31	$0.56	$1.26

Diluted Shares(f)	200	200	203	201

Note: Amounts may not foot due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (now Avis Budget Group), primarily the acceleration of vesting of Cendant equity awards and the related equitable adjustments of such awards.

(b)	Represents the Company’s estimate of incremental stand-alone corporate costs, depreciation and amortization and interest expense associated with corporate debt that the Company would have incurred in 2006 if it was a separate stand-alone company.

(c)	Relates to the tax effect of the adjustments.

(d)	Relates to a $15 million benefit relating to refinements in the Company’s 2005 state effective tax rate.

(e)	Represents non-cash charges to reflect the cumulative effect of adopting Statement of Financial Accounting Standards No. 152, “Accounting for Real Estate Time-Sharing Transactions,” on January 1, 2006.

(f)	On July 31, 2006, the Separation from Cendant was completed in a tax-free distribution to the Company’s stockholders of one share of Wyndham common stock for every five shares of Cendant common stock held on July 21, 2006. As a result, on July 31, 2006, the Company had 200 million shares of common stock outstanding. This share amount is being utilized for the calculation of diluted earnings per share for all periods presented prior to the date of Separation.

Table 8
(1 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended September 30, 2007
		Separation and		Legacy and
		Related		Other
	As Reported	Adjustments		Adjustments		As Adjusted
Net revenues
Vacation ownership interest sales	$467					$467
Service fees and membership	442					442
Franchise fees	155					155
Consumer financing	93					93
Other	59					59

Net revenues	1,216	—		—		1,216

Expenses
Operating	469					469
Cost of vacation ownership interests	101					101
Marketing and reservation	229					229
General and administrative	174			(25	) (b)	149
Separation and related costs	3	(3	) (a)			—
Depreciation and amortization	43					43

Total expenses	1,019	(3)		(25)		991

Operating income	197	3		25		225
Other income, net	(8)					(8)
Interest expense	20					20
Interest income	(4)					(4)

Income before income taxes	189	3		25		217
Provision for income taxes	72	1	(c)	10	(c)	83

Net income	$117	$2		$15		$134

Earnings per share
Basic	0.65	$0.01		$0.09		$0.75
Diluted	0.65	0.01		0.09		0.75

Weighted average shares outstanding
Basic	179	179		179		179
Diluted	180	180		180		180

Note: EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant.

(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Relates to the tax effect of the adjustments.

Table 8
(2 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Nine Months Ended September 30, 2007
		Separation and		Legacy and
		Related		Other
	As Reported	Adjustments		Adjustments		As Adjusted
Net revenues
Vacation ownership interest sales	$1,283					$1,283
Service fees and membership	1,232					1,232
Franchise fees	406					406
Consumer financing	261					261
Other	146					146

Net revenues	3,328	—		—		3,328

Expenses
Operating	1,323					1,323
Cost of vacation ownership interests	296					296
Marketing and reservation	632					632
General and administrative	419			5	(b)	424
Separation and related costs	16	(16	) (a)			—
Depreciation and amortization	122					122

Total expenses	2,808	(16)		5		2,797

Operating income	520	16		(5)		531
Other income, net	(8)					(8)
Interest expense	55					55
Interest income	(9)					(9)

Income before income taxes	482	16		(5)		493
Provision for income taxes	184	6	(c)	(1	) (c)	189

Net income	$298	$10		$(4)		$304

Earnings per share
Basic	$1.63	$0.05		$(0.02)		$1.66
Diluted	1.62	0.05		(0.02)		1.65

Weighted average shares outstanding
Basic	183	183		183		183
Diluted	184	184		184		184

Note: EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant.

(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Relates to the tax effect of the adjustments.

Table 8
(3 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended September 30, 2006
		Separation and		Stand-Alone
		Related		Company
	As Reported	Adjustments		Adjustments	As Adjusted
Net revenues
Vacation ownership interest sales	$396				$396
Service fees and membership	392				392
Franchise fees	146				146
Consumer financing	77				77
Other	36				36

Net revenues	1,047	—		—	1,047

Expenses
Operating	382				382
Cost of vacation ownership interests	92				92
Marketing and reservation	198				198
General and administrative	131			4 (b)	135
Separation and related costs	68	(68	) (a)		—
Depreciation and amortization	37				37

Total expenses	908	(68)		4	844

Operating income	139	68		(4)	203
Interest expense	17			4 (b)	21
Interest income	(5)				(5)

Income before income taxes	127	68		(8)	187
Provision for income taxes	35	25	(c)	12 (c)	72

Net income	$92	$43		$(20)	$115

Earnings per share
Basic	$0.46	$0.22		$(0.10)	$0.58
Diluted	0.45	0.21		(0.10)	0.56

Weighted average shares outstanding
Basic	200	200		200	200
Diluted	203	203		203	203

Note: EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (now Avis Budget Group), primarily the acceleration of vesting of Cendant equity awards and the related equitable adjustments of such awards.

(b)	Represents the Company’s estimate of incremental stand-alone corporate costs, depreciation and amortization and interest expense associated with corporate debt that the Company would have incurred if it was a separate stand-alone company.

(c)	Relates to the tax effect of the adjustments and a $15 million benefit relating to the refinements in the Company’s 2005 state effective tax rates.

Table 8
(4 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Nine Months Ended September 30, 2006
		Separation and		Legacy and		Stand-Alone
		Related		Other		Company
	As Reported	Adjustments		Adjustments		Adjustments		As Adjusted
Net revenues
Vacation ownership interest sales	$1,081							$1,081
Service fees and membership	1,088							1,088
Franchise fees	389							389
Consumer financing	211							211
Other	103							103

Net revenues	2,872	—		—		—		2,872

Expenses
Operating	1,083							1,083
Cost of vacation ownership interests	239							239
Marketing and reservation	566							566
General and administrative	385					30	(b)	415
Separation and related costs	76	(76	) (a)					—
Depreciation and amortization	107					2	(b)	109

Total expenses	2,456	(76)		—		32		2,412

Operating income	416	76		—		(32)		460
Interest expense	50					28	(b)	78
Interest income	(30)							(30)

Income before income taxes	396	76		—		(60)		412
Provision for income taxes	137	29	(c)	—		(8	) (c)	158

Income before cumulative effect of accounting change	259	47		—		(52)		254
Cumulative effect of accounting change	(65)			65	(d)			—

Net income	$194	$47		$65		$(52)		$254

Earnings per share
Basic
Income before cumulative effect of accounting change	$1.29	$0.24		$—		$(0.26)		$1.27
Cumulative effect of accounting change	(0.32)	—		0.32		—		—

Net income	$0.97	$0.24		$0.32		$(0.26)		$1.27

Diluted
Income before cumulative effect of accounting change	$1.29	$0.24		$—		$(0.26)		$1.26
Cumulative effect of accounting change	(0.32)	—		0.32		—		—

Net income	$0.97	$0.24		$0.32		$(0.26)		$1.26

Weighted average shares outstanding
Basic	200	200		200		200		200
Diluted	201	201		201		201		201

Note: EPS amounts may not foot across due to rounding.

(a)	Represents the costs incurred in connection with the Company’s separation from Cendant (now Avis Budget Group), primarily the acceleration of vesting of Cendant equity awards and the related equitable adjustments of such awards.

(b)	Represents the Company’s estimate of incremental stand-alone corporate costs, depreciation and amortization and interest expense associated with corporate debt that the Company would have incurred if it was a separate stand-alone company.

(c)	Relates to the tax effect of the adjustments and a $15 million benefit relating to the refinements in the Company’s 2005 state effective tax rates.

(d)	Represents non-cash charges to reflect the cumulative effect of adopting Statement of Financial Accounting Standards No. 152, ‘‘Accounting for Real Estate Time-Sharing Transactions,’’ on January 1, 2006.